                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           INTERNATIONAL MULTIFOODS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                      INTERNATIONAL MULTIFOODS CORPORATION
                              200 EAST LAKE STREET
                            WAYZATA, MINNESOTA 55391
                                  612-594-3300
                                  MAY 10, 2000

Dear Stockholder:

    You are cordially invited to attend the 2000 Annual Meeting of Stockholders of International Multifoods Corporation. The meeting will be held on Friday, June 16, 2000, at 11:00 a.m. local time, at the Boatworks Event Center, 294 East Grove Lane, Wayzata, Minnesota. Parking will be available at the Boatworks Event Center and at the corporate offices of International Multifoods Corporation, which are located immediately to the west of the Boatworks Event Center. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon during the meeting.

    Your copy of the Annual Report to Stockholders for the fiscal year ended February 29, 2000 is enclosed or has been sent to you.

    WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                     Sincerely,

                                     [SIGNATURE]

                                     Gary E. Costley, Ph.D.

                                     CHAIRMAN, PRESIDENT AND

                                     CHIEF EXECUTIVE OFFICER

                      INTERNATIONAL MULTIFOODS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 16, 2000

TO THE STOCKHOLDERS OF
INTERNATIONAL MULTIFOODS CORPORATION:

    The Annual Meeting of Stockholders of International Multifoods Corporation ("Multifoods") will be held on Friday, June 16, 2000, at 11:00 a.m. local time, at the Boatworks Event Center, 294 East Grove Lane, Wayzata, Minnesota, for the following purposes:

    1.  To elect three directors for a term of three years;

    2. To approve the appointment of KPMG LLP as Multifoods' independent auditors for the fiscal year ending March 3, 2001; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Holders of record of Multifoods' Common Stock as of the close of business on May 1, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE STAMP IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          FRANK W. BONVINO

                                          SECRETARY

May 10, 2000

                      INTERNATIONAL MULTIFOODS CORPORATION

                              200 EAST LAKE STREET
                            WAYZATA, MINNESOTA 55391

                                PROXY STATEMENT
                                      FOR
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 16, 2000

                                GENERAL MATTERS

SOLICITATION OF PROXIES

    This Proxy Statement and the enclosed form of proxy are being furnished to stockholders of International Multifoods Corporation ("Multifoods") in connection with the Annual Meeting of Stockholders of Multifoods to be held on June 16, 2000, and any adjournment thereof. The Board of Directors of Multifoods is soliciting proxies for voting on the matters described in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed form of proxy, along with Multifoods' Annual Report to Stockholders, were sent to stockholders of Multifoods on or about May 10, 2000. We are paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. We have retained Morrow & Company Inc. to assist in the solicitation of proxies from stockholders for a fee of $6,000 plus out-of-pocket expenses. The solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by our regular employees without additional compensation or by employees of Morrow & Company Inc. We will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to Multifoods' stockholders.

WHO CAN VOTE

    Only stockholders of record as of the close of business on May 1, 2000 will be entitled to vote at the Annual Meeting. As of that date, there were 18,735,913 shares of Common Stock, par value $.10 per share, issued and outstanding and entitled to vote at the Annual Meeting. Stockholders are entitled to one vote for each share held.

HOW YOU CAN VOTE

    You can vote by completing and returning your signed proxy card. If you return your signed proxy card before the Annual Meeting, we will vote your shares as you direct. With respect to the election of directors, you may
(i) vote for the nominees named in this Proxy Statement as a group,
(ii) withhold authority to vote for the nominees as a group or (iii) vote for such nominees other than any nominee you identify in the appropriate space on the proxy. With respect to each other matter, you may vote FOR, AGAINST or ABSTAIN from voting. If you abstain, you will be deemed to have cast a vote at the Annual Meeting and, therefore, your abstention will have the effect of a vote against a matter. If no specific instructions are indicated on the proxy, your shares will be voted (i) FOR the election of the three directors as nominated, (ii) FOR the approval of the appointment of KPMG LLP as the independent auditors of Multifoods and (iii) with respect to such other matters that may properly come before the Annual Meeting, in accordance with the judgment of the persons named as proxies in the enclosed proxy. If a broker indicates on the proxy that it does not have authority to vote certain shares on a particular matter, those shares will not be considered as votes cast with respect to that matter and, therefore, will not affect the outcome of the vote with respect to that matter.

VOTES REQUIRED

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the three director nominees receiving the most votes for their election will be elected directors. With respect to the approval of all other matters to come before the Annual Meeting, including the appointment of KPMG LLP as the independent auditors of Multifoods, the affirmative vote of a majority of the total votes cast will be required.

HOW YOU MAY REVOKE OR CHANGE YOUR VOTE

    You may revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of Multifoods, by submitting a properly signed proxy that is dated subsequent to the earlier proxy or by delivering a written revocation at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 24, 2000 (unless otherwise noted), certain information with respect to:

    - all stockholders known to Multifoods to be the beneficial owners of more than 5% of Multifoods' Common Stock;

    - the beneficial ownership of Multifoods' Common Stock by each director, nominee and executive officer of Multifoods named in the Summary Compensation Table under the heading "Executive Compensation" below; and

    - all directors and executive officers of Multifoods as a group.

    Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

                                                                                  AMOUNT AND
                                                                                  NATURE OF        PERCENT OF
                              NAME AND ADDRESS                                    BENEFICIAL      COMMON STOCK
                            OF BENEFICIAL OWNER                                   OWNERSHIP        OUTSTANDING
----------------------------------------------------------------------------  ------------------  -------------
T. Rowe Price Associates, Inc...............................................        1,764,800(1)        9.42%
  100 E. Pratt Street
  Baltimore, Maryland 21202

Archer-Daniels-Midland Company..............................................        1,621,650(2)        8.65%
  4666 Faries Parkway
  Decatur, Illinois 62526

Putnam Investments, Inc.....................................................        1,106,790(3)         5.9%
  One Post Office Square
  Boston, Massachusetts 02109

Dimensional Fund Advisors, Inc..............................................       1,055,500 (4)        5.63%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

Gary E. Costley, Ph.D.......................................................          310,637(5)(6)       1.64%

Frank W. Bonvino............................................................           82,359(5)(6)       *

Robert S. Wright............................................................           80,315(5)(6)       *

Robert M. Price.............................................................           48,252(5)        *

Jeffrey E. Boies............................................................           38,942(5)(6)       *

Jack D. Rehm................................................................           29,620(5)        *

Nicholas L. Reding..........................................................           28,251(5)        *

Lois D. Rice................................................................           19,137(5)        *

Richard K. Smucker..........................................................           16,122(5)(7)       *

William L. Trubeck..........................................................           15,297(6)        *

Dolph W. von Arx............................................................           12,251(5)        *

Claire L. Arnold............................................................            5,460(5)        *

All Executive Officers and Directors
  as a Group (18 persons)...................................................          829,033(8)        4.28%

---------

    *   Less than 1%

    (1) T. Rowe Price Associates, Inc. ("Price Associates"), in a joint filing with T. Rowe Price Small-Cap Stock Fund, Inc. ("Price Small-Cap Fund"), reported on a Schedule 13G, dated February 14, 2000, filed with the Securities and Exchange Commission, that Price Associates has sole voting power with respect to 453,900 of the shares and sole dispositive power with respect to all of the shares, and that Price Small-Cap Fund beneficially owns, and has sole voting power with respect to, 1,050,000 of the shares. Price Associates reported that only its clients or its clients' custodian or trustee bank have the right to receive dividends paid with respect to, and proceeds from the sale of, the shares. Price Small-Cap Fund reported that only State Street Bank and Trust Company, as custodian of Price Small-Cap Fund, has the right to receive dividends paid with respect to, and proceeds from the sale of, the shares, however, the shareholders of Price Small-Cap Fund participate proportionately in any dividends and distributions so paid. Price Associates further reported that, other than Price Small-Cap Fund, not more than 5% of the shares is owned by any one client subject to the investment advice of Price Associates. Price Associates disclaims beneficial ownership of all of the shares reported on the Schedule 13G.

    (2) The information was reported on an amended Schedule 13D, dated June 4, 1993.

    (3) Putnam Investments, Inc. ("PI"), in a joint filing with Marsh & McLennan Companies, Inc. ("MMC), Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"), reported on a Schedule 13G, dated February 8, 2000, filed with the Securities and Exchange Commission, that PI has shared voting power with respect to 167,200 of the shares and shared dispositive power with respect to all of the shares; that PIM beneficially owns, and has shared dispositive power with respect to, 72,955 of the shares; and that PAC beneficially owns 1,033,835 of the shares, has shared voting power with respect to 167,200 of the shares and has shared dispositive power with respect to 1,033,835 of the shares. PI, MMC, PIM and PAC reported that no single person other than the persons filing the Schedule 13G have an economic interest in the shares which relates to more than 5% of the class of shares. In addition, PI and MMC disclaim beneficial ownership of all of the shares reported on the Schedule 13G and further reported that neither of them have any power to vote or dispose of, or direct the voting or disposition of, any of such shares.

    (4) Dimensional Fund Advisors Inc. ("Dimensional") reported on a
       Schedule 13G, dated February 4, 2000, filed with the Securities and Exchange Commission, that it has sole voting power and sole dispositive power with respect to all of the shares. Dimensional reported that the filing was made in its capacity as an investment adviser to four investment companies registered under the Investment Company Act of 1940, and as an investment manager to certain other commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership of all of the shares reported on the Schedule 13G. Dimensional further reported that no single client of Dimensional owns more than 5% of the shares.

    (5) The total number of shares beneficially owned by the following persons includes the following number of shares issuable pursuant to stock options that are currently exercisable: Dr. Costley--256,250;
       Mr. Bonvino--56,750; Mr. Wright--53,000; Mr. Price--35,174;
       Mr. Boies--31,000; Mr. Rehm--16,500; Mr. Reding--19,500;
       Mrs. Rice--17,163; Mr. Smucker--4,500; Mr. von Arx--8,788; and
       Ms. Arnold--3,000.

    (6) The total number of shares beneficially owned by the following persons includes the following number of shares held in trust for the benefit of the participant under the Employees' Voluntary Investment Savings Plan of Multifoods (the "Savings Plan"): Dr. Costley--1,955, Mr. Bonvino--9,425; Mr. Wright--3,942; Mr. Boies--1,098 and Mr. Trubeck--1,097.

    (7) Includes 3,000 shares held in trust of which Mr. Smucker is the trustee. Mr. Smucker disclaims beneficial ownership of such shares held in trust.

    (8) Includes 610,925 shares issuable pursuant to stock options that are currently exercisable or that will become exercisable prior to May 24, 2000, and 35,433 shares held in trust for the benefit of the executive officers under the Savings Plan and the Stock Purchase Plan of Robin Hood Multifoods Inc., a wholly-owned subsidiary of Multifoods.

                             ELECTION OF DIRECTORS

    The Board of Directors of Multifoods is composed of eight members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Gary E. Costley, Nicholas L. Reding and Jack D. Rehm are Class III directors whose terms expire at the Annual Meeting. The Board of Directors has nominated
Messrs. Costley, Reding and Rehm for election to the Board of Directors at the Annual Meeting for terms of three years, and each has agreed to serve if elected. The other directors of Multifoods will continue in office for their existing terms. Claire L. Arnold, Lois D. Rice and Dolph W. von Arx are Class I directors whose terms expire in 2001. Robert M. Price and Richard Smucker are Class II directors whose terms expire in 2002. All of the directors were elected to the Board of Directors by the stockholders.

    Unless otherwise directed by you in your proxy, we will vote your shares for the election of the nominees named. In the event that any nominee becomes unavailable for election at the Annual Meeting, we will vote your shares for a substitute nominee as recommended by the Board of Directors, unless you tell us not to on your proxy card.

BIOGRAPHICAL INFORMATION OF DIRECTORS

-----------------------------------------------------------------------------------------

                        CLAIRE L. ARNOLD, 53                        Director since 1997
[PHOTO]                 Ms. Arnold is currently Chief Executive Officer of Leapfrog
                        Services, Inc. (computer technology outsourcing services), which office she has held since June 1998. Ms. Arnold was a private investor from June 1994 to June 1998. Ms. Arnold served as
                        President and Chief Executive Officer of Nicotiana
                        Enterprises, Inc., a family holding company holding stock in NCC
                        L.P., a major distributor of grocery, tobacco, confection, health and beauty, and allied products to retail stores, from
                        August 1979 to April 1994. Ms. Arnold was Chief Executive Officer
                        of NCC L.P. from August 1979 to June 1994 and was also its
                        Chairman from August 1979 to November 1992. Ms. Arnold is a director of Morrison Management Specialists, Inc., Ruby
                        Tuesday, Inc. and Schweitzer-Mauduit International, Inc.
-----------------------------------------------------------------------------------------

                        GARY E. COSTLEY, Ph.D., 56                   Director since 1997
[PHOTO]                 Dr. Costley is Chairman of the Board, President and Chief
                        Executive Officer of Multifoods, which office he has held since
                        January 1997. From May 1995 to December 1996, Dr. Costley served as dean of the Babcock Graduate School of Management at Wake
                        Forest University. Prior to July 1994, Dr. Costley was an
                        Executive Vice President of Kellogg Company and President,
                        Kellogg North America. Dr. Costley is a director of Candlewood
                        Hotel Company, Inc. and Pharmacopeia, Inc.
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                        ROBERT M. PRICE, 69                         Director since 1983
[PHOTO]                 Mr. Price is President of PSV, Inc. (management
                        consulting-technology and strategy), which position he has held since May 1990. From May 1996 to December 1996, Mr. Price served as interim Chairman of the Board and Chief Executive Officer of
                        Multifoods. Mr. Price is Chairman of the Board and director of
                        Datalink Corporation and is a director of Affinity Technology
                        Group, Inc., Fourth Shift Corporation, Public Service Company of
                        New Mexico and Tupperware Corporation.
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                        NICHOLAS L. REDING, 65                     Director since 1988
[PHOTO]                 Mr. Reding is former Vice Chairman of the Board of Monsanto
                        Company (food, agriculture and pharmaceuticals), which office he held from January 1993 to December 1998. Mr. Reding is a director of CPI Corp. and Meredith Corporation.
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                        JACK D. REHM, 67                             Director since 1991
[PHOTO]                 Mr. Rehm is former Chairman of the Board of Meredith Corporation
                        (diversified media), which office he held from January 1997 to
                        January 1998. From July 1994 to January 1997, Mr. Rehm was
                        Chairman of the Board and Chief Executive Officer of Meredith
                        Corporation. Mr. Rehm is a director of Meredith Corporation, ING
                        Mutual Funds Management Co. LLC. and StarTek, Inc.
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                        LOIS D. RICE, 67                              Director since 1991
[PHOTO]                 Mrs. Rice is a guest scholar at The Brookings Institution (an education and public policy research organization), a position she has held since October 1991. Mrs. Rice is a director of HSB
                        Group, Inc., The McGraw-Hill Companies, Inc. and UNUM/Provident
                        Corporation.
-----------------------------------------------------------------------------------------

                        RICHARD K. SMUCKER, 51                    Director since 1997
[PHOTO]                 Mr. Smucker is President of The J.M. Smucker Company (jams, jellies, ice cream toppings, juices and other food products), which office he has held since 1987. Mr. Smucker is a director of
                        The J.M. Smucker Company, The Sherwin-Williams Company and Wm.
                        Wrigley Jr. Company.
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                        DOLPH W. VON ARX, 65                       Director since 1997
[PHOTO]                 Mr. von Arx is Chairman of the Board of Isolux Corporation (fiber optic cable for medical and surgical applications), which office he has held since November 1998. Mr. von Arx was Chairman of the
                        Board of Morrison Restaurants, Inc. from March 1996 to June 1998.
                        Mr. von Arx is also a director of BMC Fund, Inc., Cree, Inc.,
                        MacKenzie Investment Management, Inc. and Ruby Tuesday, Inc.
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held seven meetings during the fiscal year ended February 29, 2000, five of which were regularly scheduled meetings. During the fiscal year, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings held by all committees of the Board on which he or she served. The Board of Directors has several committees, which are described below.

AUDIT COMMITTEE

Members:   Robert M. Price (Chair), Claire L. Arnold, Jack D. Rehm, Lois D. Rice and Richard K.
           Smucker
Number of Meetings in Fiscal Year 2000: Three
Functions: -          recommends to the Board of Directors annually the selection of independent accountants
           -          meets with Multifoods' independent accountants and reviews its independence, activities and reports
           -          reviews the financial statements to be included in the Annual Report to
                      Stockholders and recommends approval by the Board of Directors
           -          monitors accounting and financial reporting practices throughout Multifoods
           -          reviews internal accounting controls and monitors compliance with Multifoods'
                      prescribed procedures, policies and code of ethics
           -          reviews and reassesses the adequacy of the Audit Committee Charter annually and recommends any proposed changes to the Board of Directors

COMPENSATION COMMITTEE

Members:   Jack D. Rehm (Chair), Claire L. Arnold, Nicholas L. Reding and Dolph W. von Arx
Number of Meetings in Fiscal Year 2000: Five
Functions: -          approves the compensation policies of Multifoods
           -          determines the compensation paid to officers of Multifoods
           -          makes recommendations to the Board of Directors with respect to the cash compensation of the Chief Executive Officer of Multifoods and establishes and reviews performance standards under compensation programs for officers of
                      Multifoods
           -          administers Multifoods' stock option, stock-based incentive and bonus plans and makes grants or awards under such plans
           -          recommends to the Board of Directors the adoption of or amendments to employee benefit plans and stock-based incentive plans of Multifoods

EXECUTIVE COMMITTEE

Members:   Gary E. Costley (Chair), Robert M. Price, Nicholas L. Reding, Jack D. Rehm and
           Richard K. Smucker
Number of Meetings in Fiscal Year 2000: None
Functions: -          such powers and authority as may be expressly conferred upon it from time to time by the Board of Directors

FINANCE AND BENEFIT INVESTMENT COMMITTEE

Members:   Richard K. Smucker (Chair), Claire L. Arnold, Robert M. Price, Nicholas L. Reding,
           Jack D. Rehm, Lois D. Rice and Dolph W. von Arx
Number of Meetings in Fiscal Year 2000: Two
Functions: -          reviews the capital structure, source and use of funds and financial position of Multifoods and makes periodic reports to the Board of Directors on such reviews
           -          provides advice and counsel regarding financial policies to management of
                      Multifoods and the Board of Directors
           -          establishes investment policies and guidelines for employee benefit plans, approves investment managers of employee benefit plan assets and reviews investment performance of such plan assets

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:   Nicholas L. Reding (Chair), Lois D. Rice and Dolph W. von Arx
Number of Meetings in Fiscal Year 2000: Two
Functions: -          reviews, evaluates and recommends director candidates for nomination by the
                      Board of Directors and establishes guidelines for the Board of Directors in considering nominees
           -          reviews corporate governance issues and makes recommendations to the Board of
                      Directors on corporate governance matters

    The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if a written recommendation is submitted to the Secretary of Multifoods at least 90 days prior to the date of the annual meeting of stockholders, along with the written consent of such nominee to serve as director.

COMPENSATION OF DIRECTORS

    Multifoods structures director compensation to attract and retain qualified non-employee directors, and to further align the interests of those directors with the interests of stockholders by linking a portion of their compensation to stock performance. Directors who are also employees of Multifoods are not separately compensated for any services provided as a director.

    ANNUAL RETAINER AND MEETING FEES. Non-employee directors receive the following fees for their service on the Board of Directors:

Annual Retainer.................  $20,000
Fee for each Board Meeting......  $1,000 ($1,250 if more than one day)
Fee for each Committee Meeting..  $1,000 ($1,250 in case of Chair of
                                  Committee)

    Directors may elect to receive all or part of the amount of their annual retainer and meeting fees in shares of restricted Common Stock or options to purchase shares of Common Stock. During the fiscal year ended February 29, 2000, each non-employee director elected to take all or part of their annual retainer and meeting fees in shares of restricted Common Stock or options to purchase shares of Common Stock. Amounts received by a director also may be deferred pursuant to Multifoods' Fee Deferral Plan for

Non-Employee Directors for a minimum period of two years. Interest is paid on deferred amounts at a rate that is calculated quarterly and corresponds to Multifoods' short-term borrowing rate then in effect. None of the directors deferred compensation under such plan during the fiscal year ended February 29, 2000.

    STOCK OPTIONS. On the first business day in July of each year, each non-employee director is granted a non-qualified stock option to purchase 1,500 shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on such date.

DIRECTOR STOCK OWNERSHIP GUIDELINES

    The Board has adopted a director stock ownership guideline, which provides that each non-employee director is expected to own Common Stock having a value of four times the amount of the annual retainer fee paid to such director, at the end of a period of five years commencing as of July 1, 1998. Each non-employee director who is elected for the first time after July 1, 1998 will be expected to own Common Stock having a value of four times the amount of the annual retainer fee paid to such director, at the end of a period of five years commencing on the date such director is elected.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

    The philosophy of the Compensation Committee with respect to the compensation of Multifoods' executive officers consists of the following core principles:

    - Base salary and benefits should be competitive in order to attract and retain well-qualified executives.

    - A significant part of the executive officers' compensation should be at risk. Accordingly, incentive compensation should be directly related to achieving specified levels of Multifoods' financial performance.

    - Stock ownership of Multifoods' Common Stock by the executive officers creates a valuable link between management and stockholders. Stock ownership gives management strong incentives to properly balance the need for short-term profits with long-term goals and objectives and to develop strategies that build and sustain stockholder returns.

EXECUTIVE COMPENSATION PROGRAM

    Multifoods' executive compensation program has four components that are intended to reflect Multifoods' compensation philosophy.

    BASE SALARY. Base salary and adjustments to base salary for the executive officers are targeted at the median of the competitive market. An executive officer's base salary may be above or below the median, depending upon the officer's individual performance. For the purpose of determining the median of the competitive market, the Compensation Committee reviews and considers the salary ranges of officers in comparable positions at companies of comparable size to Multifoods. The peer group of companies used in the comparison consists of approximately 120 companies that have annual sales ranging from $1 billion to $3 billion. Multifoods uses a broad base of companies of comparable size to reflect the market in which Multifoods competes for executive talent. Accordingly, the peer group is not limited to food companies included in the Standard & Poor's MidCap Foods Index, which has been used for the purpose of comparison in the Stock Performance Graph in this Proxy Statement.

    The Compensation Committee reviews the base salary of each executive officer on a regular basis. The Compensation Committee generally grants a salary increase to an executive officer once every 12 to 18 months, based upon the Compensation Committee's judgment of the officer's individual performance and contribution to Multifoods, the financial performance of Multifoods, Multifoods' established merit increase guidelines and the median of the competitive market.

    ANNUAL INCENTIVE. Multifoods' executives are eligible for an annual cash incentive under Multifoods' Amended and Restated Management Incentive Plan. Under the Amended and Restated Management Incentive Plan, the Compensation Committee adopted Multifoods' EVA Incentive Plan for fiscal years 1999 through 2001 (the "EVA Incentive Plan"). The EVA Incentive Plan provides for incentive awards based on improvements in Economic Value Added ("EVA"). EVA is a measure of economic profit that determines whether a business is earning more than its after-tax cost of capital. In general, EVA is net operating profit after taxes, less a charge for the use of capital. EVA provides a framework within which management can make decisions which focus on building long-term value for Multifoods and its stockholders.

    Under the EVA Incentive Plan, incentive awards are linked to improvements in the EVA of both Multifoods and Multifoods' business units. EVA improvement targets for Multifoods and its business units and target incentive awards for each participant are established in each fiscal year. Up to 20% of the incentive award earned by a participant in a fiscal year is payable at the discretion of the Compensation Committee based upon review of the participant's performance. The incentive award earned in any fiscal year is then credited to the participant's "incentive bank", and the incentive available to be paid to the participant equals the amount of the incentive bank balance up to the amount of the target incentive award, plus 1/3 of the incentive bank balance in excess of the target incentive award. Any excess incentive award which is not paid remains in the incentive bank for payment in future fiscal years, subject to reduction or loss if actual EVA in those years results in incentive determinations that are less than zero. No incentive award is paid when the incentive bank balance is negative, and negative incentive bank balances are carried forward to offset future incentive awards earned. However, the Committee determined that any negative balance for fiscal year 2000 would not be carried forward. There is no limit on the incentive awards that can be achieved for superior levels of excess EVA improvement. However, the incentive award paid to any participant will be capped at $2,500,000 in any fiscal year and any amount in excess of such cap will be forfeited by the participant.

    At the beginning of fiscal year 1999, the Compensation Committee established EVA improvement targets for Multifoods and each of its business units. At the beginning of each fiscal year during the period covered by the EVA Incentive Plan, the Compensation Committee establishes target incentive awards for participants, expressed as a percentage of the base salary paid to the participant during the applicable fiscal year. However, the Compensation Committee retains discretion to reduce or eliminate the incentive compensation awarded to any participant for any reason. The target incentive awards for the Chief Executive Officer and the other corporate executive officers are based on EVA improvement for Multifoods as a whole. The target incentive awards for executive officers who are presidents of the business units are based on an allocation between EVA improvement for Multifoods as a whole and EVA improvement for the respective business units.

    The target incentive award, represented as a percentage of base salary, for each executive officer is set at approximately the median of competitive practice. For this purpose, the Compensation Committee reviews and considers incentive amounts awarded to officers in comparable positions at companies of comparable size to Multifoods, as described above. For fiscal year 2000, the target incentive award for the Chief Executive Officer was 65% of base salary and for the other executive officers named in the Summary Compensation Table was 50% of base salary.

    Based upon EVA improvement for Multifoods and each of its business units during fiscal year 2000, Dr. Costley and the other corporate executive officers were awarded approximately 65% of their target incentive awards, Mr. Wright was awarded slightly more than his target incentive award (a portion of which was applied to his incentive bank) and Mr. Boies did not receive an incentive award.

    LONG-TERM COMPENSATION. Stock options are used to motivate and retain selected key employees. Shares of stock issued under this program are authorized by the 1997 Stock-Based Incentive Plan of Multifoods (the "1997 Plan"). The Compensation Committee grants stock options to the executive officers of Multifoods on a discretionary basis. The Compensation Committee considers, among other things, the financial and economic performance of Multifoods in determining whether or not to grant options to the executive officers. The Compensation Committee takes into account the number of stock options outstanding or previously granted in determining the awards. The Compensation Committee, at its discretion, may also consider the scope of an officer's responsibilities and the officer's individual performance in determining the size of an award. In addition, the Compensation Committee grants stock options to new officers and key employees of Multifoods in order to provide appropriate incentives to promote the long-term growth of Multifoods. Stock options granted to the executive officers have an exercise price equal to the market price of Multifoods' Common Stock on the date of grant and have ten-year terms.

    STOCK OWNERSHIP TARGETS. In 1992, the Compensation Committee established a stock ownership program that includes stock ownership targets for key management employees of Multifoods, including Multifoods' executive officers. In 1997, the Compensation Committee modified the target ownership guidelines under the stock ownership program. Under the modified stock ownership program, during a ten-year period commencing in 1997, each participant in the stock ownership program is expected to achieve stock ownership targets based on a multiple of the participant's annual total cash compensation. The multiple for the Chief Executive Officer of Multifoods is two times annual total cash compensation and the multiple for all other participants is 1.5 times annual total cash compensation. The target is expressed both as a dollar value and as a number of shares. Such number of shares is determined by dividing the multiple of annual total cash compensation by the approximate market price of a share of Common Stock of Multifoods at the time the modified stock ownership program was adopted.

    Participants in the stock ownership program as a group achieved 153% of the aggregate annual stock ownership targets during calendar year 1999. In
February 2000, the Compensation Committee awarded to certain participants in the stock ownership program shares of restricted stock that have a three-year vesting period subject to the continued employment of the participant during that period. The participants selected to receive awards and the number of shares subject to each award were determined in the discretion of the Compensation Committee and were based upon (i) the number of shares of Multifoods' Common Stock acquired by the participant during calendar year 1999 toward the participant's annual stock ownership target under the program and
(ii) the Compensation Committee's assessment of the participant's job performance and contributions to Multifoods. In determining the number of shares of Common Stock acquired by the participants during calendar year 1999 under the program, the Compensation Committee included shares purchased by individual participants in the open market or upon the exercise of stock options and shares of restricted stock that were awarded or vested during the calendar year. The number of shares of restricted stock awarded to each participant was equal to approximately 15% of the number of shares of Common Stock acquired by the participant during the applicable calendar year up to a limit of 1.5 times the annual stock ownership target for the participant for that calendar year. The Compensation Committee believes that such awards of restricted stock will encourage Multifoods' management to continue to obtain and hold a significant number of shares of Multifoods' Common Stock.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    GARY E. COSTLEY. Dr. Costley's performance is reviewed annually by the Compensation Committee and the full Board of Directors. Dr. Costley is eligible for a salary increase once every 12 to 18 months, consistent with the policy relating to the other executive officers of Multifoods.

    In March 1999, the Board of Directors conducted an evaluation of Dr. Costley's performance as Chairman of the Board, President and Chief Executive Officer. Such evaluation was, in part, based upon a review of Dr. Costley's success in meeting his performance objectives, the financial performance of Multifoods and interviews with other executive officers of Multifoods. Based upon the favorable evaluation by the Board of Directors of Dr. Costley's performance, the Compensation Committee recommended an annual salary increase of $30,000 for Dr. Costley effective April 1, 1999. This recommendation was approved by the Board of Directors.

    In fiscal year 2000, Dr. Costley was awarded options to purchase an aggregate of 20,000 shares of Multifoods' Common Stock in accordance with the guidelines described above under the heading,

"Long-Term Compensation." The options have an exercise price equal to the market price of Multifoods' Common Stock on the date of grant and have a ten-year term. In addition, in fiscal year 2000, Dr. Costley received 1,800 shares of restricted Common Stock of Multifoods in connection with Multifoods' management stock ownership program. The number of shares of restricted stock awarded to Dr. Costley was determined as described above under the heading, "Stock Ownership Targets."

    For fiscal year 2000, the Compensation Committee awarded Dr. Costley an incentive award of $290,000, determined in accordance with Multifoods' Amended and Restated Management Incentive Plan and the EVA Incentive Plan described above.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    In the event that compensation paid by Multifoods to any executive officer during the current or any subsequent fiscal year exceeds $1,000,000, such excess amount may not qualify as a tax deduction for Multifoods under the provisions of
Section 162(m) of the Internal Revenue Code of 1986, as amended. The 1997 Plan, as amended in fiscal year 1998, has been approved by stockholders as required by
Section 162(m) and, therefore, compensation attributable to stock options and certain other awards granted under the 1997 Plan may be excluded from the $1,000,000 limitation. In addition, the Amended and Restated Management Incentive Plan has been approved by stockholders as required by Section 162(m), so that cash incentive awards granted under the Amended and Restated Management Incentive Plan may be excluded from the $1,000,000 limitation as well. The Compensation Committee, along with Multifoods, will continue to evaluate Multifoods' compensation plans and programs in view of the Section 162(m) limitation.

                                          Jack D. Rehm, Chairman
                                          Claire L. Arnold
                                          Nicholas L. Reding
                                          Dolph W. von Arx
                                          Members of the Compensation Committee

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash compensation and certain other components of compensation for the last three fiscal years of the Chief Executive Officer of Multifoods and the four other most highly compensated executive officers of Multifoods.

                                                                                              LONG TERM COMPENSATION
                                                                                      --------------------------------------
                                                        ANNUAL COMPENSATION
                                               -------------------------------------           AWARDS
                                                                           OTHER      -------------------------    PAYOUTS
                                                                          ANNUAL       RESTRICTED   SECURITIES   -----------
                                                                          COMPEN-        STOCK      UNDERLYING      LTIP
   NAME AND PRINCIPAL POSITION        YEAR      SALARY     BONUS(2)       SATION       AWARDS(6)    OPTIONS (#)    PAYOUTS
----------------------------------  ---------  ---------  -----------  -------------  ------------  -----------  -----------
Gary E. Costley, Ph.D.............       2000  $ 677,500  $ 290,000      $       0       $  21,038(7)     20,000  $       0
  CHAIRMAN, PRESIDENT AND                1999  $ 645,833  $  18,060(3)   $       0       $ 335,121(8)     30,000  $       0
  CHIEF EXECUTIVE OFFICER                1998  $ 600,000  $ 545,000      $       0       $       0     125,000    $       0

Robert S. Wright..................       2000  $ 330,000  $ 178,400(4)   $       0       $   5,259(7)      7,000  $       0
  SENIOR VICE PRESIDENT AND              1999  $ 300,000  $   3,066(3)   $       0       $  60,106(9)     10,000  $       0
  PRESIDENT, U.S. FOODSERVICE            1998  $ 286,250  $ 409,000      $       0       $   3,225(10)     43,000  $       0
  OPERATIONS

William L. Trubeck................       2000  $ 343,333  $ 106,100      $       0       $   5,259(7)      7,500  $       0
  SENIOR VICE PRESIDENT--FINANCE         1999  $ 325,000  $  94,900      $       0       $  23,794(11)     10,000  $       0
  AND CHIEF FINANCIAL OFFICER(1)         1998  $ 287,500  $ 270,000(5)   $       0       $  25,800(12)    115,000  $       0

Frank W. Bonvino..................       2000  $ 263,750  $  88,800      $       0       $       0       6,000    $       0
  VICE PRESIDENT, GENERAL COUNSEL        1999  $ 250,000  $  76,900      $       0       $  14,745(13)      8,000  $       0
  AND SECRETARY                          1998  $ 231,667  $ 175,000      $       0       $  40,500(14)     39,000  $       0

Jeffrey E. Boies..................       2000  $ 345,000  $       0      $       0       $   6,054(7)      8,000  $       0
  VICE PRESIDENT AND PRESIDENT,          1999  $ 326,667  $ 137,700      $       0       $   8,766(15)     10,000  $       0
  MULTIFOODS DISTRIBUTION                1998  $ 301,667  $ 395,000      $       0       $       0       7,000    $       0
  GROUP, INC.

                                      ALL OTHER
                                       COMPEN-
   NAME AND PRINCIPAL POSITION       SATION(16)
----------------------------------  -------------
Gary E. Costley, Ph.D.............   $  32,055
  CHAIRMAN, PRESIDENT AND            $   3,792
  CHIEF EXECUTIVE OFFICER            $       0
Robert S. Wright..................   $  13,608
  SENIOR VICE PRESIDENT AND          $  24,815
  PRESIDENT, U.S. FOODSERVICE        $  10,019
  OPERATIONS
William L. Trubeck................   $  15,338
  SENIOR VICE PRESIDENT--FINANCE     $  19,177
  AND CHIEF FINANCIAL OFFICER(1)     $       0
Frank W. Bonvino..................   $  11,922
  VICE PRESIDENT, GENERAL COUNSEL    $  14,875
  AND SECRETARY                      $   8,108
Jeffrey E. Boies..................   $  16,895
  VICE PRESIDENT AND PRESIDENT,      $  25,258
  MULTIFOODS DISTRIBUTION            $   1,896
  GROUP, INC.

------------

(1) Mr. Trubeck resigned from his employment with Multifoods effective March 6, 2000.

(2) Except as otherwise noted, the amounts were paid pursuant to Multifoods' Amended and Restated Management Incentive Plan, as described above in the Compensation Committee Report on Executive Compensation.

(3) The executive officer's bonus was paid partially in the form of cash and partially in the form of restricted stock. The value of the restricted stock on the date of grant was as follows: Dr. Costley--$239,940 and Mr. Wright--$40,734.

(4) $8,900 of this amount was credited to Mr. Wright's incentive bank under Multifoods' EVA Incentive Plan, as described above in the Compensation Committee Report on Executive Compensation.

(5) The amount includes an employment bonus of $20,000 that was offered to Mr. Trubeck in connection with his employment with Multifoods.

(6) The value of each restricted stock award was determined by multiplying the closing market price of Multifoods' Common Stock on the date of grant by the number of shares awarded. As of February 29, 2000, the number and value (based on the closing market price of Multifoods' Common Stock on February 29, 2000) of the aggregated restricted stock holdings of each of the named executive officers were as follows: 16,432 shares ($179,725) by Dr. Costley, 13,223 shares ($144,627) by Mr. Wright, 1,350 shares ($14,766)
    by Mr. Trubeck, 8,070 shares ($88,266) by Mr. Bonvino, and 893 shares ($9,767) by Mr. Boies. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but the executive officer is not entitled to receive such dividends unless and until the related shares vest.

(7) The shares of restricted stock were awarded by the Compensation Committee to the executive officer in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. The number of shares awarded were as follows: 1,800 shares to Dr. Costley, 450 shares to Mr. Wright, 450 shares to Mr. Trubeck and 518 shares to Mr. Boies. The shares vest on February 14, 2003, subject to the continued employment of the executive officer. The shares also vest in the event of a change in control of Multifoods. However, Mr. Trubeck's shares were forfeited in connection with his resignation from employment with Multifoods on March 6, 2000.

(8) Dr. Costley was awarded 11,032 shares of restricted stock in lieu of a portion of his cash incentive under the Amended and Restated Management Incentive Plan, as described above in the Compensation Committee Report on Executive Compensation. The shares vest on March 18, 2002, subject to Dr. Costley's continued employment. The shares also vest in the event of a change in control of Multifoods. In addition, Dr. Costley was awarded a total of 3,600 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. Of these shares, 1,800 shares vest on March 19, 2001 and 1,800 shares vest on February 2, 2002, in each case subject to the continued employment of Dr. Costley. The shares also vest in the event of a change in control of Multifoods.

(9) Mr. Wright was awarded 1,873 shares of restricted stock in lieu of a portion of his cash incentive under the Amended and Restated Management Incentive Plan, as described above in the Compensation Committee Report on Executive Compensation. The shares vest on March 18, 2002, subject to Mr. Wright's continued employment. The shares also vest in the event of a change in control of Multifoods. In addition, Mr. Wright was awarded a total of 750 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. Of these shares, 300 shares vest on March 19, 2001 and 450 shares vest on February 2, 2002, in each case subject to the continued employment of Mr. Wright. The shares also vest in the event of a change in control of Multifoods.

(10) Mr. Wright was awarded 150 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. The shares vested on March 21, 2000.

(11) Mr. Trubeck was awarded a total of 900 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. These shares were forfeited by Mr. Trubeck in connection with his resignation from employment with Multifoods on March 6, 2000.

(12) Multifoods awarded Mr. Trubeck 1,200 shares of restricted stock in connection with his employment with Multifoods. The shares vested on March 1, 1999.

(13) Mr. Bonvino was awarded a total of 570 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership targets under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. Of these shares, 232 shares vest on March 19, 2001 and 338 shares vest on February 2, 2002, in each case subject to the continued employment of Mr. Bonvino. The shares also vest in the event of a change in control of Multifoods.

(14) Mr. Bonvino was awarded 1,500 shares of restricted stock by the Compensation Committee, which shares vested on May 9, 1998.

(15) Mr. Boies was awarded 375 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. The shares vest on February 2, 2002, subject to the continued employment of Mr. Boies. The shares also vest in the event of a change in control of Multifoods.

(16) The amounts reported represent Multifoods' matching contributions to the Savings Plan and Multifoods' Supplemental Deferred Compensation Plan.

STOCK OPTIONS

    The following tables summarize stock option grants to and exercises by the executive officers named in the Summary Compensation Table above during Multifoods' fiscal year 2000 and the value of stock options held by such officers at the end of fiscal year 2000.

                       OPTION GRANTS IN FISCAL YEAR 2000

                                                                                                    POTENTIAL
                                                        INDIVIDUAL GRANTS                       REALIZABLE VALUE
                                       ----------------------------------------------------     AT ASSUMED ANNUAL
                                        NUMBER OF    % OF TOTAL                                   RATES OF STOCK
                                       SECURITIES      OPTIONS                                 PRICE APPRECIATION
                                       UNDERLYING    GRANTED TO     EXERCISE OR                  FOR OPTION TERM
                                         OPTIONS    EMPLOYEES IN    BASE PRICE    EXPIRATION ------------------------
                NAME                   GRANTED(1)    FISCAL YEAR     ($/SHARE)      DATE         5%          10%
-------------------------------------  -----------  -------------  -------------  ---------  ----------  ------------
Gary E. Costley, Ph.D................      20,000         15.26%         $21.75    03/17/09    $273,567      $693,278
Robert S. Wright.....................       7,000          5.34%         $21.75    03/17/09     $95,749      $242,647
William L. Trubeck...................       7,500          5.72%         $21.75    03/17/09    $102,588      $259,979
Frank W. Bonvino.....................       6,000          4.58%         $21.75    03/17/09     $82,070      $207,983
Jeffrey E. Boies.....................       8,000          6.10%         $21.75    03/17/09    $109,427      $277,311

---------

(1) The options were granted on March 18, 1999, have an exercise price equal to the market price of Multifoods' Common Stock on the date of grant and become exercisable one year from the date of grant. The options also become exercisable in the event of a change in control of Multifoods.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND FISCAL YEAR END OPTION
                                     VALUES

                                                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                        UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                              OPTIONS AT                      OPTIONS AT
                                         SHARES                            FISCAL YEAR END                FISCAL YEAR END(1)
                                       AQUIRED ON          VALUE      --------------------------  ----------------------------------
               NAME                     EXERCISE         REALIZED     EXERCISABLE  UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
----------------------------------  -----------------  -------------  -----------  -------------  ---------------  -----------------
Gary E. Costley, Ph.D.............              0        $       0       236,250        138,750      $       0         $       0
Robert S. Wright..................              0        $       0        46,000         34,000      $       0         $       0
William L. Trubeck................              0        $       0        87,500         45,000      $       0         $       0
Frank W. Bonvino..................              0        $       0        50,750         30,000      $       0         $       0
Jeffrey E. Boies..................              0        $       0        23,000          8,000      $       0         $       0

---------

(1) The value was determined by subtracting the exercise price per share from the closing market price per share of the Multifoods' Common Stock on February 29, 2000.

PENSION EQUITY PLAN AND MANAGEMENT BENEFIT PLAN

    Multifoods maintains the Multifoods Pension Equity Plan (the "Pension Plan") for salaried and certain other employees of Multifoods and its subsidiaries who have completed one year of service with Multifoods or a subsidiary of Multifoods. The Pension Plan is a tax qualified defined benefit pension plan that provides for lump sum payments upon termination of employment. In lieu of a single lump sum payment, an employee may elect to receive immediate or deferred monthly payments for life. An employee's pension benefits are based on years of service with Multifoods and the employee's average base pay for the three consecutive calendar years in which the employee's base pay was the highest during the last ten full calendar years prior to termination of employment (the "Final Average Pay"). Base pay does not include bonuses and other additional compensation. In addition, the amount of base pay covered by the Pension Plan is limited by requirements of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). An employee becomes vested in his or her benefits under the Pension Plan after five years of service. An employee who has completed ten years of service as of December 31, 1995 and whose age plus service as of December 31, 1995 totals 60 or more may elect to have his or her benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Pension Plan. Effective March 1, 1998, the Pension Plan was amended to provide a supplemental pension benefit equal to $10 per month for each year of credited service measured from age 35, up to a maximum supplemental pension of $200 per month.

    Multifoods' Management Benefit Plan provides for the payment of additional amounts to certain key employees of Multifoods and its subsidiaries (including the executive officers named in the Summary Compensation Table) so that they will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan without the limitations imposed by the Internal Revenue Code or ERISA. The Management Benefit Plan was amended and restated effective January 1, 1997, and was further amended effective March 1, 1998. Participants in the Management Benefit Plan as of January 1, 1997 (referred to as "grandfathered" participants) generally are eligible to continue their participation under the terms of the Management Benefit Plan in effect prior to January 1, 1997. Grandfathered participants will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan formula in effect as of December 31, 1995 (regardless of whether such benefit is actually calculated under that formula) without the limitations imposed by the Internal Revenue Code or ERISA. Grandfathered participants in the Management Benefit Plan are also entitled to lifetime annual income upon retirement equal to 50% of the "Bonus Base." Individuals who become participants in the Management Benefit Plan on or after January 1, 1997 will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan formula in effect as of January 1, 1996 without the limitations imposed by the Internal Revenue Code or ERISA. Such individuals will not be entitled to any benefit based upon incentive bonuses. For employees who became participants in the Management Benefit Plan prior to March 1, 1990, the Bonus Base is the average of the five highest bonuses awarded to the participant under the Management Incentive Plan during the last ten years of employment by Multifoods prior to retirement. For employees who became participants in the Management Benefit Plan on or after March 1, 1990, the Bonus Base includes such bonuses awarded only while the employee is a participant in the Management Benefit Plan unless the Compensation Committee prescribes otherwise. The level of annual benefits is reduced if a grandfathered participant retires prior to age 62. For any other participant, the level of annual benefits is reduced if the participant retires prior to age 65. A participant in the Management Benefit Plan becomes vested in his or her benefits under the Management Benefit Plan upon completion of five years of service with Multifoods or when he or she attains age 65, if earlier.

    The following table shows the estimated combined annual amounts payable with respect to various classifications of earnings and years of service to participants in the Pension Plan who are also grandfathered participants in the Management Benefit Plan, and who retire at the normal retirement age of 65 and elect payment of a straight life annuity.

                               PENSION PLAN TABLE

                                                YEARS OF SERVICE
               ----------------------------------------------------------------------------------
REMUNERATION*   5 YEARS     10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
-------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
 $   200,000   $   43,205  $   51,410  $   59,615  $   67,820  $   75,425  $   83,030  $   90,635
 $   400,000   $   86,562  $  103,124  $  119,686  $  136,249  $  152,211  $  168,173  $  184,135
 $   600,000   $  129,919  $  154,839  $  179,758  $  204,677  $  228,996  $  253,316  $  277,635
 $   800,000   $  173,276  $  206,553  $  239,829  $  273,106  $  305,782  $  338,459  $  371,135
 $ 1,000,000   $  216,634  $  258,267  $  299,901  $  341,534  $  382,568  $  423,601  $  464,635

---------

* For purposes of this table, it is assumed that remuneration is comprised 65% of Final Average Pay and 35% of Bonus Base (both terms as defined above). The benefits are not subject to any reduction for Social Security or other offset amounts.

    Dr. Costley and Messrs. Wright, Bonvino and Boies have three, seven, 28 and three years of service, respectively, in the Pension Plan and are each grandfathered participants in the Management Benefit Plan. However, Dr. Costley has waived his entitlement under the Management Benefit Plan to any benefit relating to incentive bonuses. In addition, Mr. Wright and Mr. Bonvino have each waived their entitlement under the Management Benefit Plan to any benefit related to incentive bonuses awarded to them with respect to any fiscal year of the Company ending after fiscal year 1998. Mr. Trubeck was not vested in the Pension Plan at the time of his resignation from employment with Multifoods on March 6, 2000. The annual benefit under the Pension Plan and the Management Benefit Plan payable to each of the executive officers named in the Summary Compensation Table upon retirement at the normal retirement age of 65 is estimated to be as follows: Dr. Costley--$102,734, Mr. Wright--$127,322, Mr. Trubeck--$0, Mr. Bonvino--$162,974 and Mr. Boies--$141,016. Messrs. Wright and Bonvino are fully vested in the Management Benefit Plan. Messrs. Wright, Trubeck, Bonvino and Boies each have additional retirement benefits as described below.

SUPPLEMENTAL RETIREMENT BENEFITS

    Mr. Wright has an arrangement with Multifoods pursuant to which he was credited with two years of service, which was reinstated from his prior employment with Multifoods from 1992 to 1994. In addition, commencing with his re-employment with Multifoods in August 1995, Mr. Wright will be credited with two years of service under the Pension Plan for each additional year of employment with Multifoods. Mr. Wright may also elect to have his supplemental pension benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Pension Plan. The supplemental retirement arrangement also provides for immediate vesting in an annual benefit equal to 50% of the five highest bonuses payable to him under Multifoods' Management Incentive Plan in his last ten years of employment with Multifoods, including bonuses paid during his previous period of employment. However, Mr. Wright has waived his entitlement under the Management Benefit Plan to any benefit related to incentive bonuses awarded to him with respect to any fiscal year of Multifoods ending after fiscal year 1998. If Mr. Wright had terminated employment with Multifoods on February 29, 2000, the annual supplemental retirement benefit payable to Mr. Wright upon attaining age 55 would have been $8,741.

    Mr. Trubeck had an arrangement with Multifoods pursuant to which he was credited with one and one-half years of service under the Pension Plan and the Management Benefit Plan for each year of employment with Multifoods. If
Mr. Trubeck had terminated employment with Multifoods on February 29, 2000, the annual supplemental retirement benefit payable to Mr. Trubeck upon attaining age 55 would have been $12,646.

    Mr. Bonvino has an arrangement with Multifoods which provides that if, prior to the date on which Mr. Bonvino attains age 62, (1) Mr. Bonvino's employment with Multifoods is terminated for any reason other than cause, (2) Mr. Bonvino resigns for "good reason" (as defined in the agreement), or (3) there is a change in control of Multifoods, Mr. Bonvino's retirement benefit under the Pension Plan and the Management Benefit Plan will be determined (a) as if he had 25 years of credited service under the Pension Plan (or the actual years of credited service if greater than 25), and (b) as if his date of birth was five years earlier than his actual date of birth, except that, in no event, will his deemed age be older than 62. If Mr. Bonvino had terminated employment with Multifoods on February 29, 2000, the annual supplemental retirement benefit payable to Mr. Bonvino commencing March 1, 2000 would have been $9,325.

    Mr. Boies has an arrangement with Multifoods pursuant to which he will be credited with two years of service under the Pension Plan and the Management Benefit Plan for each year of employment with Multifoods. Mr. Boies may also elect to have his supplemental pension benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Pension Plan. If Mr. Boies had terminated employment with Multifoods on February 29, 2000, the annual supplemental retirement benefit payable to Mr. Boies upon attaining age 57 would have been $52,449.

SUPPLEMENTAL DEFERRED COMPENSATION PLAN

    Multifoods maintains the Supplemental Deferred Compensation Plan (the "Deferred Compensation Plan") for certain key employees of Multifoods and its subsidiaries (including the executive officers named in the Summary Compensation Table) so that they may defer on a "non-qualified" basis the amounts they could have deferred on a "qualified" basis under ERISA but for certain tax law limits imposed on qualified deferrals. The Deferred Compensation Plan became effective on April 1, 1997.

    Under the Deferred Compensation Plan, a participant can elect to continue deferrals on a non-qualified basis if and when the participant reaches the $10,500* annual deferral limit under Multifoods' Employees' Voluntary Investment and Savings Plan (the "Savings Plan"). The Savings Plan is a qualified plan under ERISA and Section 401(k) of the Internal Revenue Code. A participant can also elect to defer a percentage (between 2% and 10%) of the participant's "excess covered pay," which includes compensation in excess of $170,000* that cannot be recognized under the Savings Plan, and also includes any amount that a participant elects to defer under any other non-qualified deferred compensation arrangement maintained by Multifoods. Multifoods also provides participants with matching credits on such non-qualified deferrals equal to the additional matching contribution the participant would have received under the Savings Plan if the non-qualified deferrals had instead been made under the Savings Plan. The matching credits vest at the rate of 20% per year of "vesting service" (as such term is defined in the Savings Plan). A participant may receive all contributions and vested portions of the matching credits upon the participant's termination of employment with Multifoods.

    During fiscal year 2000, Dr. Costley and Messrs. Wright, Trubeck, Bonvino and Boies each participated in the Deferred Compensation Plan.

* Adjusted for cost of living increases.

EMPLOYMENT AGREEMENT

    On November 1, 1996, Multifoods entered into an employment agreement with Dr. Costley pursuant to which Dr. Costley became employed as Chairman of the Board, President and Chief Executive Officer for the period from January 1, 1997 through December 31, 1999 (with automatic one-year renewals thereafter unless Multifoods gives notice of termination). The agreement provides for an initial annual base salary of $600,000, an annual bonus (commencing with fiscal year
1998) if performance goals to be determined by the Compensation Committee are met, participation in Multifoods' employee benefit plans, and specified perquisites and relocation benefits. The agreement also provided for an award of two separate stock options to purchase an aggregate of 200,000 shares of Multifoods' Common Stock. On December 19, 1997, Dr. Costley's employment agreement was amended to terminate and cancel Dr. Costley's entitlement under the Management Benefit Plan to any benefit relating to incentive bonuses credited towards the non-qualified excess pension benefit under the Management Benefit Plan, effective retroactively to the first day of Dr. Costley's employment with Multifoods. Effective April 1, 1999, Dr. Costley's annual base salary was increased to $680,000.

    If Multifoods terminates Dr. Costley's employment for a reason other than "cause" (as defined in the agreement) or Dr. Costley resigns for "good reason" (as defined in the agreement), Dr. Costley will receive a severance payment to be made over an 18-month period based on 1.5 times his annual base salary and average bonuses. If Multifoods terminates Dr. Costley's employment following a "change of control" (as defined in the agreement) or if Dr. Costley resigns for any reason within 180 days after a change of control, Dr. Costley will receive a severance payment in installments over a three-year period in the aggregate amount of (i) three times his annual base salary as of the termination date,
(ii) three times the average of his bonuses for the three previous fiscal years (or, if bonuses were paid for only two fiscal years, then such average will be calculated using the bonus paid for such two fiscal years, or if a bonus was paid for only the fiscal year ended February 28, 1998, then the amount of such bonus shall be used in lieu of calculating an average) and (iii) either 65% of his annual base salary or his actual bonus for the previous fiscal year, whichever is greater. In the event that any payments by Multifoods to Dr. Costley are subject to an excise tax, including interest and penalties, under the Internal Revenue Code, Multifoods is obligated to reimburse Dr. Costley for such amounts. Assuming a change of control had occurred and Multifoods terminated Dr. Costley's employment or Dr. Costley resigned on February 29, 2000, the amount payable to Dr. Costley would have been approximately $6,221,986.

SEVERANCE AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    Multifoods is a party to severance agreements with Messrs. Wright, Bonvino and Boies. Multifoods was a party to a similar severance agreement with Mr. Trubeck that terminated effective upon Mr. Trubeck's resignation from employment with Multifoods on March 6, 2000. The two-year term of each agreement is automatically extended each year for one additional year unless Multifoods gives notice to the officer that Multifoods does not wish to extend the agreement. No such notice has been given to any executive officer. Under each agreement, Multifoods has agreed to employ the executive officer for a period of two years following a change in control of Multifoods (as defined in the agreement). If, during such two-year period, the officer's employment is terminated by Multifoods for any reason other than cause, death or disability, or the officer terminates his employment for "good reason" (as defined in the agreement), Multifoods is obligated to pay to such officer, in a lump sum, the aggregate of (i) the amounts of any accrued or deferred compensation and
(ii) an amount equal to 2.5 times the total of the officer's annual base salary in effect at the time of the change in control plus the average of the bonus awards paid to the officer under Multifoods' Management Incentive Plan for the three fiscal years immediately preceding the change in control, subject to increase in the event the payment or any other payments made in connection with a change in control constitute "parachute payments" under the Internal Revenue Code.

    Mr. Wright has an additional severance agreement with Multifoods whereby Multifoods has agreed to pay him one year's salary in the event Multifoods terminates his employment for any reason other than cause. Mr. Bonvino has an additional severance agreement with Multifoods whereby Multifoods has agreed to pay him one year's salary in the event Multifoods terminates his employment for any reason other than cause or Mr. Bonvino resigns his employment for good reason. Mr. Boies has an additional severance agreement with Multifoods whereby Multifoods has agreed to pay him one year's salary in the event Multifoods terminates his employment for any reason other than cause or Mr. Boies elects to retire from Multifoods during the period beginning February 29, 2000 and ending June 4, 2004. Prior to Mr. Trubeck's leaving Multifoods, he had an additional severance agreement with Multifoods whereby Multifoods had agreed to pay him one year's salary in the event Multifoods terminated his employment for any reason other than cause. This additional severance agreement was terminated effective upon Mr. Trubeck's resignation from employment with Multifoods on March 6, 2000.

    Multifoods has certain other compensatory arrangements with its executive officers that will result from a change in control of Multifoods. The Management Incentive Plan provides that in the event of a change in control of Multifoods during the first six months of Multifoods' fiscal year, each participant in the Management Incentive Plan will receive an immediate cash payment equal to 100% of the target award for that fiscal year, plus 100% of the positive balance of any incentive bank maintained in the name of the participant. In the event of a change in control during the last six months of Multifoods' fiscal year, each participant will receive an immediate cash payment equal to 100% of the greater of (i) the target award for that fiscal year or (ii) the amount determined based upon the anticipated results relating to the performance objectives for that fiscal year. In addition, each participant will receive 100% of the positive balance of any incentive bank maintained in the name of the participant.

    Assuming a change in control of Multifoods had occurred and each of the executive officers' employment was terminated by Multifoods or each executive officer terminated his employment for "good reason" on February 29, 2000, the total amounts payable to Messrs. Wright, Trubeck, Bonvino and Boies under the above-described severance agreements and Management Incentive Plan would have been approximately $2,232,811, $2,171,224, $1,686,283 and $2,416,121,
respectively.

    In addition, in the event of a change in control of Multifoods, stock options outstanding under Multifoods' stock-based incentive plans that are not yet exercisable become immediately exercisable and all shares of restricted stock outstanding vest in full.

    The Management Benefit Plan provides for lump sum payments to the participants in the event of a change in control of Multifoods plus an additional amount in the event the payment constitutes a "parachute payment" under the Internal Revenue Code. In addition, the Board of Directors authorized the establishment and funding of a trust for the purpose of assisting Multifoods in fulfilling its obligations to the participants in the Management Benefit Plan, which trust will become irrevocable upon the earlier of (i) a change in control of Multifoods or (ii) a favorable ruling from the Internal Revenue Service that the creation and funding of the trust does not result in constructive receipt to the participants, neither of which event has yet occurred. Assuming a change in control of Multifoods had occurred on February 29, 2000, in addition to the change of control payments described above, the lump sums payable under the Management Benefit Plan to the executive officers named in the Summary Compensation Table would have been approximately as follows: Dr. Costley--$204,545, Mr. Wright--$601,920, Mr. Trubeck--$53,130,
Mr. Bonvino--$929,864 and Mr. Boies--$422,203.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Common Stock of Multifoods for the last five fiscal years with the cumulative total return of the Standard & Poor's MidCap 400 Composite Stock Index (the "S&P MidCap 400") and the Standard & Poor's MidCap Foods Index (the "S&P MidCap Foods Index") for the same period. The graph assumes the investment of $100 in Multifoods' Common Stock and each of the respective indexes on February 28, 1995 and reinvestment of all dividends. The cumulative returns are as of February 28 or February 29 of each year, as the case may be, Multifoods' fiscal year end.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             INTL MULTIFOODS      S&P MIDCAP 400       S&P MIDCAP FOODS INDEX
1995                       $100               $100                           $100
1996                       $104               $129                           $114
1997                       $123               $151                           $129
1998                       $168               $206                           $166
1999                       $135               $211                           $142
2000                        $71               $276                            $96

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    To Multifoods' knowledge, based solely on Multifoods' records and written representations from Multifoods' executive officers and directors, Multifoods believes that, during the fiscal year ended February 29, 2000, each of its executive officers and directors has filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934.

                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of Multifoods has appointed KPMG LLP, certified public accountants, as Multifoods' independent auditors for the fiscal year ending March 3, 2001, subject to stockholder approval. KPMG LLP has audited the books of Multifoods for many years. The action of the Board of Directors was taken upon the recommendation of the Audit Committee of the Board of Directors.

    Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

    The Board of Directors recommends a vote FOR the approval of the appointment of KPMG LLP.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    If you wish to submit proposals to be included in our proxy statement for the 2001 Annual Meeting of Stockholders, they must be received at the principal executive offices of Multifoods by the close of business on January 10, 2001. Proposals should be sent to the attention of the Secretary.

    Under Multifoods' Bylaws, if you wish to bring business before the stockholders at the 2001 Annual Meeting, you must notify the Secretary in writing no later than 90 days prior to the first anniversary of the date of the 2000 Annual Meeting. However, in the event that the date of the 2001 Annual Meeting has been changed by more than 30 calendar days from the anniversary date of the 2000 Annual Meeting, you must notify the Secretary in writing by no later than the later of 90 days prior to the 2001 Annual Meeting or 10 calendar days following the day on which public announcement of such meeting is first made. Your notice must contain the specific information required in our Bylaws. Please note that these requirements relate only to matters you wish to bring before the stockholders at the annual meeting. They do not apply to proposals that you wish to have included in our proxy statement.

    If you would like a copy of our Bylaws, please write to the Secretary and we will send you one without charge.

                                 OTHER MATTERS

    Multifoods is not aware of any other matters that may come before the Annual Meeting. If other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies in the enclosed proxy to vote in accordance with their judgment as to the best interests of Multifoods.

                                          By Order of the Board of Directors
                                          FRANK W. BONVINO
                                          SECRETARY

MAY 10, 2000

                                [RECYCLED LOGO]
                              PRINTED ON RECYCLED
                              PAPER CONTAINING AT
                             LEAST 10% FIBERS FROM
                               PAPER RECYCLED BY
                                   CONSUMERS.

PROXY                 INTERNATIONAL MULTIFOODS CORPORATION
                      2000 ANNUAL MEETING OF STOCKHOLDERS
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned hereby appoints Gary E. Costley, Nicholas L. Reding and Jack
D. Rehm, and each of them, with power to appoint a substitute, to vote, in accordance with the specifications appearing below, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of International Multifoods Corporation, a Delaware corporation, to be held on Friday, June 16, 2000, at 11:00 a.m. local time, and at all adjournments thereof, and, in their discretion, upon all other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof, and hereby revokes all former proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: Gary E. Costley, Nicholas L. Reding and Jack D. Rehm

/ / VOTE FOR all nominees listed above,               / / WITHHOLD AUTHORITY
  except those whose names are written below:           to vote for all nominees listed above

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

          / / FOR    / / AGAINST    / / ABSTAIN

                          (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE)

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

                                                                Dated: -------------------------,
                                                                2000

                                                                -------------------------------------
                                                                Signature

                                                                -------------------------------------
                                                                (If there are co-owners both must
                                                                sign)
                                                                THE SIGNATURE(S) SHOULD BE EXACTLY AS
                                                                THE NAME(S) APPEAR PRINTED TO THE
                                                                LEFT. IF A CORPORATION, PLEASE SIGN
                                                                THE CORPORATION NAME IN FULL BY A
                                                                DULY AUTHORIZED OFFICER AND INDICATE
                                                                THE OFFICE OF THE SIGNER. WHEN
                                                                SIGNING AS EXECUTOR, ADMINISTRATOR,
                                                                FIDUCIARY, ATTORNEY, TRUSTEE OR
                                                                GUARDIAN, OR AS CUSTODIAN FOR A
                                                                MINOR, PLEASE GIVE FULL TITLE AS
                                                                SUCH. IF A PARTNERSHIP, SIGN IN THE
                                                                PARTNERSHIP NAME.

                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                       CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                CONFIDENTIAL VOTING INSTRUCTIONS TO NORWEST BANK
           MINNESOTA, N.A., AS TRUSTEE UNDER THE EMPLOYEES' VOLUNTARY
      INVESTMENT AND SAVINGS PLAN OF INTERNATIONAL MULTIFOODS CORPORATION

    I hereby direct that the voting rights pertaining to shares of Common Stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, held by the Trustee and allocated to my Member Account shall be exercised at the Annual Meeting of Stockholders of INTERNATIONAL MULTIFOODS CORPORATION, to be held at Wayzata, Minnesota on June 16, 2000, and at all adjournments thereof, upon the matters set forth below and upon such other business as may properly come before the Annual Meeting, all as set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: Gary E. Costley, Nicholas L. Reding and Jack D. Rehm

/ / VOTE FOR all nominees listed above,               / / WITHHOLD AUTHORITY
  except those whose names are written below:           to vote for all nominees listed above

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

          / / FOR    / / AGAINST    / / ABSTAIN

                          (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE)

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY. THE VOTING RIGHTS REPRESENTED HEREBY WILL BE EXERCISED AS DIRECTED BY YOU. AS TO MATTERS COMING BEFORE THE MEETING FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING, THE TRUSTEE WILL EXERCISE VOTING RIGHTS IN PROPORTION TO THE VOTING INSTRUCTIONS ACTUALLY RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING.

                                                                Dated: -------------------------,
                                                                2000
                                                                -------------------------------------
                                                                Signature
                                                                (PLEASE DATE AND SIGN EXACTLY AS YOUR
                                                                NAME APPEARS HEREON.)

                                       PLEASE MARK, SIGN, DATE AND RETURN THIS
                                       CARD
                                       PROMPTLY USING THE ENCLOSED ENVELOPE

          CONFIDENTIAL VOTING INSTRUCTIONS TO THE CANADA TRUST COMPANY
                  AS TRUSTEE UNDER THE STOCK PURCHASE PLAN OF
                           ROBIN HOOD MULTIFOODS INC.

    I hereby direct that the voting rights pertaining to shares of Common Stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, held by the Trustee and allocated to my Member Account shall be exercised at the Annual Meeting of Stockholders of INTERNATIONAL MULTIFOODS CORPORATION, to be held at Wayzata, Minnesota on June 16, 2000, and at all adjournments thereof, upon the matters set forth below and upon such other business as may properly come before the Annual Meeting, all as set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: Gary E. Costley, Nicholas L. Reding and Jack D. Rehm

/ / VOTE FOR all nominees listed above,               / / WITHHOLD AUTHORITY
  except those whose names are written below:           to vote for all nominees listed above

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

          / / FOR    / / AGAINST    / / ABSTAIN

                          (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE)

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY. THE VOTING RIGHTS REPRESENTED HEREBY WILL BE EXERCISED AS DIRECTED BY YOU. AS TO MATTERS COMING BEFORE THE MEETING FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING, THE TRUSTEE MAY EXERCISE VOTING RIGHTS IN SUCH MANNER AS THE TRUSTEE MAY, IN ITS DISCRETION, DETERMINE.

                                                                Dated: -------------------------,
                                                                2000
                                                                -------------------------------------
                                                                Signature
                                                                (PLEASE DATE AND SIGN EXACTLY AS YOUR
                                                                NAME APPEARS HEREON.)

                                    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
                                         PROMPTLY USING THE ENCLOSED ENVELOPE